UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to 167;240.14a-12

II-VI INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

Notice of Annual Meeting of Shareholders

to be held on November 7, 2008

TO THE SHAREHOLDERS OF

II-VI INCORPORATED:

The Annual Meeting of Shareholders of II-VI Incorporated will be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, 16056, on Friday, November 7, 2008, at 1:30 p.m. local time to consider and act upon the following matters:

1.	Election of three (3) directors for a term to expire in 2011; and

2.	Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.

The shareholders will also be asked to consider such other matters as may properly come before the meeting.

The Board of Directors has established the close of business on Friday, September 5, 2008, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

We are pleased to take advantage of new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe that the new rules will allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting.

IF YOU ARE UNABLE TO ATTEND THE MEETING, WE URGE YOU TO VOTE YOUR PROXY. YOU HAVE THREE VOTING OPTIONS:

•	Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

•	By telephone, through the number shown on your proxy card; or

•	By mail, by completing, signing and returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Robert D. German, Secretary

September 26, 2008

II-VI INCORPORATED

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

November 7, 2008

This proxy statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held on Friday, November 7, 2008, at 1:30 p.m. local time at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, 16056. This proxy statement was first made available to shareholders on or about September 26, 2008.

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to this proxy statement and our Annual Report to Shareholders over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to many of our shareholders instead of a paper copy of these proxy materials. All shareholders who do not receive the Notice will receive a paper copy of these proxy materials along with a form of proxy card by mail. All shareholders will have the ability to access our proxy statement and Annual Report to Shareholders on the Internet at www.proxyvote.com or to request to receive a printed set of the proxy materials, including a form of proxy card. Instructions on how to access our proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Only shareholders of record as of the close of business on Friday, September 5, 2008, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding capital stock of the Company on that date consisted of 29,977,394 shares of Common Stock, no par value (“Common Stock”), each entitled to one vote per share.

All shares represented by valid proxies received by the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted as described below under the caption “Recommendation of the Board of Directors.” Unless otherwise indicated by the shareholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under the Company’s Articles of Incorporation, By-Laws and applicable law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting in person or by proxy are entitled to cast generally is required for shareholder approval, including the ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009. As such, abstentions generally have the effect of a negative vote. Any broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. Since directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company recommends a vote FOR each of the nominees named below for election as director and FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Company’s By-Laws provide that the Board of Directors shall establish the number of directors which shall be not less than five nor more than nine members. The By-Laws also provide for a board of directors of three classes, each class consisting of as nearly an equal number as practicable, as determined by the Board. At present, the Board of Directors of the Company has determined that the number of directors shall be eight, consisting of two directors in Class Two and three directors in Classes One and Three.

Three directors of Class Three are to be elected to hold office for a term of three years and each until their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. A vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his or her successor is elected, or until his or her death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

The holders of Common Stock have cumulative voting rights in the election of directors. In voting for directors, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. The three Class Three nominees receiving the greatest number of affirmative votes each will be elected as a Class Three director whose term expires in 2011. Unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the named proxies discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more of such nominees as the named proxies determine, with a view to maximizing the number of nominees of the Board of Directors who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder having withheld authority to vote for an individual nominee or nominees because the proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify when voting.

The persons named as proxies on the proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting as follows: for the election of Carl J. Johnson, who has served as a director of the Company since 1971, for the election of Thomas E. Mistler who has served as a director of the Company since 1977 and for the election of Joseph J. Corasanti, who has served as a director of the Company since 2002.

The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

The following sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

Nominees for Class Three Directors Whose Terms will Expire in 2011

Carl J. Johnson, 66, has served as a Director of the Company since 1971. Dr. Johnson was a co-founder of the Company in 1971 and has served as Chairman since 1985. He served as President of the Company from 1971 until 1985, and as Chief Executive Officer from 1985 until June 2007. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois. He holds B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively.

Thomas E. Mistler, 66, has served as a Director of the Company since 1977. Mr. Mistler has been an operating partner for Buckingham Capital Partners, a private investment firm, since 2003. Mr. Mistler was President, Chief Executive Officer and a Director of ESCO Holding Corp. and Engineered Arresting Systems Corporation, a manufacturer of aircraft and vehicle arresting systems, from 1999 to 2003. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric Corporation and from 1965 to 1998, Mr. Mistler served in various engineering, marketing and general management capacities with Westinghouse Electric Corporation including serving as President of Westinghouse Saudi Arabia Limited from 1981 to 1984. Mr. Mistler graduated from Kansas State University with B.S. and M.S. degrees in Engineering.

Joseph J. Corasanti, 44, has served as a Director of the Company since 2002. Mr. Corasanti has served as President and Chief Executive Officer of CONMED Corporation, a publicly traded medical technology company, since 2006. From 1999 to 2006, he served as President and Chief Operating Officer of CONMED Corporation. From 1998 to 1999, he was Executive Vice President/General Manager of CONMED Corporation. He served as General Counsel and Vice President-Legal Affairs for CONMED Corporation from 1993 to 1998. From 1990 to 1993, he was an Associate Attorney with the Los Angeles office of the law firm of Morgan, Wenzel & McNicholas. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. He is a director of CONMED Corporation.

Existing Class One Directors Whose Terms Expire in 2009

Duncan A.J. Morrison, 71, has served as a Director of the Company since 1982. In 2005, Mr. Morrison retired from the position of Chairman of ARRI Canada Ltd., which sells and services products for cameras and lighting, which he had held since 2001. Previously, he was President at ARRI Canada Ltd. from 1994 to 2001. He was a Vice President of Corporate Financial Consulting with Seapoint Financial Corporation in Toronto, Canada from 1990 to 1994. From 1987 until 1990, Mr. Morrison was the Chief Financial Officer of the CTV Television Network Ltd. in Toronto, Canada. From 1976 until 1986, Mr. Morrison was the Vice President/Controller of Copperweld Corporation in Pittsburgh, Pennsylvania. He was Vice President, Treasurer and the Comptroller of Kysor Industrial Corporation in Cadillac, Michigan from 1966 to 1976. Mr. Morrison was born in Canada and graduated from Westerveld Business College in London, Ontario, with a B.A. in Accounting.

Marc Y.E. Pelaez, 62, has served as a Director of the Company since 2002. Mr. Pelaez is a Rear Admiral, United States Navy (retired). Rear Admiral Pelaez currently is a private consultant to defense and commercial companies. He was Vice President of Engineering and later Vice President of Business and Technology Development for Newport News Shipbuilding from 1996 until 2001, when it was acquired by Northrop Grumman Corporation. From 1993 to 1996, Rear Admiral Pelaez served as Chief of Naval Research. He served as the Executive Assistant to the Assistant Secretary of the Navy from 1990 to 1993. From 1968 to 1990, he held numerous positions in the United States Navy. He is a graduate of the United States Naval Academy.

Wendy F. DiCicco, 41, has served as a Director of the Company since 2006. Ms. DiCicco has served as Chief Financial Officer of Kensey Nash Corporation, a publicly traded medical technology company, since 1998. From 1996 to 1998, she was Controller of Kensey Nash Corporation. She was an Accounting and Audit Manager with Deloitte & Touche from 1994 to 1996. From 1990 to 1994, she held positions of Staff Accountant and Senior Accountant with Deloitte & Touche. Ms. DiCicco graduated from Philadelphia College of Textiles and Science with a B.S. degree in Accounting. Ms. DiCicco is a Certified Public Accountant in the Commonwealth of Pennsylvania and is a member of the American Institute of Certified Public Accountants, Pennsylvania Institute of Certified Public Accountants and Financial Executives International.

Existing Class Two Directors Whose Terms Expire in 2010

Peter W. Sognefest, 67, has served as a Director of the Company since 1979. Mr. Sognefest is President, Chief Executive Officer and Chairman of Seamoc, Inc. a private consulting firm. From 2002 to 2003 Mr. Sognefest was Vice-Chairman of Xymox Technologies, Inc., a manufacturer of membrane switches. From 1996 to 2002, he was President and Chief Executive Officer of Xymox Technologies, Inc. From 1994 until 1996, he was President and Chief Executive Officer of LH Research, Inc. From 1992 until 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (DAC), which he founded in 1984. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds B.S. and M.S. degrees in Electrical Engineering from the University of Illinois.

Francis J. Kramer, 59, has served as a Director of the Company since 1989. Mr. Kramer has been employed by the Company since 1983, has been its President since 1985, and has been its Chief Executive Officer since July 2007. Previously, Mr. Kramer served as Chief Operating Officer from 1985 to June 2007. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh with a B.S. degree in Industrial Engineering and from Purdue University with an M.S. degree in Industrial Administration.

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

The Company’s Corporate Governance Guidelines provide that, in accordance with II-VI Incorporated’s long-standing policy, a substantial majority of the members of the Company’s Board of Directors must qualify as independent directors. The Company’s Board of Directors has determined that each continuing director and nominee for election as director, other than Carl J. Johnson and Francis J. Kramer, has no material relationship with the Company (other than as director) and is therefore “independent” within the meaning of the current listing standards of Nasdaq. In its annual review of director independence, the Board of Directors considers all commercial, banking, consulting, legal, accounting or other business relationships any director may have with the Company. The Board of Directors considers a “material relationship” to be one that impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company and its shareholders. When assessing the “materiality” of a director’s relationship with the Company, the Board of Directors considers all relevant facts and circumstances not only from the standpoint of the director in his or her individual capacity, but also from the standpoint of the persons to whom the director is related and organizations with which the director is affiliated.

Lead Independent Director

The position of Lead Independent Director was created to ensure that the Board of Directors serves in a capacity which is independent of management and that directors have an independent leadership contact. Thomas E. Mistler was appointed by the Board of Directors to this position. In general, the major responsibilities of the Lead Independent Director include:

•	Chairing executive sessions conducted at each Board of Directors meeting of the non-management directors

•	Acting as a liaison between the Board of Directors and the Chief Executive Officer

•	Supporting the Chairman in the setting of the agenda for Board of Directors meetings, based on input from other directors

•	Chairing meetings of the Board of Directors in the absence of the Chairman

•	Carrying out other duties as requested by the Nominating and Corporate Governance Committee and the Board of Directors.

Audit Committee Financial Experts

The Board of Directors has determined that at least two members of the Audit Committee, Duncan A.J. Morrison and Wendy F. DiCicco, qualify as “audit committee financial experts” as such term is defined by the Securities and Exchange Commission and that they have the requisite level of financial sophistication required under the listing standards of Nasdaq.

Director Mandatory Retirement

The Board of Directors has adopted a retirement policy for directors. Under this policy, directors may not stand for re-election after age 75. There are no directors retiring under this provision at the Annual Meeting.

Standing Board Limits

Board members are limited to serving on a maximum of three public company boards excluding the Company.

Stock Ownership Program

In order to further align the directors’ and executive officers’ interests with those of II-VI Incorporated’s shareholders, the Board of Directors has established a stock ownership program that requires each director and executive officer to own a minimum of 200 shares of Common Stock. A director who did not comply with this program would not be permitted to stand for re-election. All directors and executive officers currently meet or exceed this program.

Code of Business Conduct and Ethics

The Board of Directors has approved and adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company and its subsidiaries. In addition, the Company has adopted an additional Code of Ethics for Senior Financial Officers. The documents are available on the Company’s website at www.ii-vi.com. The Company will promptly disclose on its website (i) any waiver of a director’s or executive officer’s compliance with the Code of Business Conduct and Ethics, and (ii) any amendments or waiver of the Code of Ethics for Senior Financial Officers.

Review and Approval of Related Person Transactions

The Company’s policies and procedures for review, approval or ratification of transactions with related persons are not contained in a single policy or procedure; instead, relevant aspects of such program are drawn from various corporate documents.

The Company’s Code of Business Conduct and Ethics requires that all of the Company’s and the Company’s subsidiaries’ directors, officers and employees refrain from activities that might involve a conflict of interest. Additionally, the Company’s Code of Business Conduct and Ethics provides that each of the Company’s and the Company’s subsidiaries’ directors, officers and employees must openly and honestly handle any actual, apparent or potential conflict between that individual’s personal and business relationships and the Company’s interests. Before making any investment, accepting any position or benefit, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, such person must make a full disclosure of all relevant facts and circumstances to, and obtain the prior written approval of, the Company.

During the fiscal year 2008, the Company engaged Seamoc, Inc., a private consulting firm (“Seamoc”). Mr. Sognefest, a non-employee director, is the President, Chief Executive Officer and Chairman of Seamoc. In addition, the Company paid fees to Mr. Pelaez, a non-employee director, to serve on certain of the Company’s subsidiaries’ advisory boards. The fees paid to Messrs. Sognefest and Pelaez are included in the “All Other Compensation” column of the Director Compensation Table. The directors of the Company, other than Messrs. Sognefest and Pelaez have approved these transactions.

Executive Sessions of Non-Management Directors

Executive sessions of non-management directors (consisting of all directors other than Dr. Johnson and Mr. Kramer) are regularly scheduled and held at each meeting. The Lead Independent Director presides over these meetings.

Self-Evaluation, Self-Assessment and Director Continuing Education

The Board of Directors has a process whereby the full board and its members are subject to periodic self-evaluation and self-assessment. This process was most recently completed during fiscal year 2007.

The Board of Directors works with management to schedule new-director orientation programs and director continuing education programs. The orientation programs are designed to familiarize new directors with the Company’s businesses, strategies and challenges, and to assist new directors in developing and maintaining skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for board members may include a mix of in-house and third-party presentations and programs.

Communications with Directors

Shareholders wishing to communicate with the Company’s Board of Directors may do so by sending a written communication addressed to the Lead Independent Director or to any member of the Board of Directors individually in care of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Any communication addressed to a director that is received at the Company’s principal executive offices will be delivered or forwarded to the individual director as soon as practical. The Company will forward all communications received from its shareholders that are simply addressed to the Board of Directors to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Nomination of Candidates for Director

The Company may consider candidates for director identified by several sources including existing directors, members of the Company’s management team, shareholders and third-party search firms.

The Company’s By-Laws describe the procedures to be followed by a shareholder in recommending nominees for director. In general, such recommendations can only be made by a shareholder entitled to notice of, and to vote at, a meeting at which directors are to be elected, must be in writing and must be received by the Chairman of the Board of Directors no later than (i) with respect to the election of directors at an annual meeting, 90 days prior to the anniversary date of the prior year’s annual meeting, or (ii) with respect to the election of directors at a special meeting, within 10 days after notice of such meeting is given to shareholders or publicly disseminated. Furthermore, the recommendation must include certain information regarding the nominating shareholder and the nominee including their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder, the number of shares to be voted for such nominee and information concerning such nominee that would be required in a proxy statement filed with the Securities and Exchange Commission.

The Nominating and Corporate Governance Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board of Directors, including those factors set forth in the Company’s Nominating and Corporate Governance Committee Charter. In general, candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:

•	High personal and professional ethics, integrity, practical wisdom and mature judgment;

•	Broad training and experience in policy-making decisions in business;

•	Expertise that is useful to the Company and complementary to the background and experience of other directors;

•	Willingness to devote the amount of time necessary to carry out the duties and responsibilities as a director;

•	Commitment to serve on the Board of Directors over a period of several years in order to develop knowledge about the Company’s principal operations; and

•	Willingness to represent the best interests of all shareholders and objectively appraise management performance.

Potential candidates are screened and interviewed by the Nominating and Corporate Governance Committee of the Board of Directors. All members of the Board of Directors may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

Director Attendance at Annual Meeting of Shareholders

Directors are expected to attend the Annual Meeting of Shareholders. All of the incumbent directors attended last year’s Annual Meeting.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company’s Board of Directors held four (4) meetings during the fiscal year ended June 30, 2008. Certain meetings were held over a two-day period. Each director attended 100% of the meetings of the Board of Directors and any committee of which he or she is a member.

The Board of Directors has three standing Committees: Audit; Compensation; and Nominating and Corporate Governance. The Board of Directors has the authority to hire independent advisors to help fulfill its duties.

Audit Committee

The Board has an Audit Committee of independent, non-management directors currently consisting of Duncan A.J. Morrison (Chairman), Joseph J. Corasanti, Wendy F. DiCicco and Thomas E. Mistler. The Audit Committee’s duties, in accordance with its written charter (a current copy of which is available on the Company’s website at www.ii-vi.com), include monitoring performance of the Company’s business plan, reviewing the Company’s internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee has the authority to hire independent advisors to help fulfill its duties. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. The Board of Directors has determined that Duncan A.J. Morrison and Wendy F. DiCicco qualify as “audit committee financial experts,” as such term is defined by the Securities and Exchange Commission, and that they have the requisite level of financial sophistication required by the listing standards of Nasdaq. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended, and meets all applicable listing standards of Nasdaq. The Audit Committee met five times in fiscal 2008.

Compensation Committee

The Board has a Compensation Committee, comprised of independent, non-management directors, which is responsible for determining, in accordance with its written charter (a current copy of which is available on the Company’s website at www.ii-vi.com), the compensation of the Company’s directors and executive officers. The Compensation Committee duties also include administering and interpreting the Company’s 2005 Omnibus Incentive Plan (the “Omnibus Plan”). The duties relating to the Company’s Omnibus Plan include selecting from eligible employees those persons to whom awards will be granted and determining the type of award, the number of shares to be included in each award, any restrictions on exercise or vesting for some or all of the shares subject to the award and the award price. The duties under the Company’s Omnibus Plan include proscribing, amending and rescinding rules and regulations relating to the Omnibus Plan; suspending the operation of the Omnibus Plan; and making all other determinations necessary to the administration of the Omnibus Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. The Compensation Committee has the authority to hire independent advisors to help fulfill its duties. The Compensation Committee is comprised of Peter W. Sognefest (Chairman), Joseph J. Corasanti, Thomas E. Mistler, Duncan A.J. Morrison and Marc Y.E. Pelaez. The Compensation Committee met two times in fiscal 2008.

For a description of the Compensation Committee’s processes and procedures in connection with consideration and determination of executive compensation, see “Compensation Discussion and Analysis” and, for director compensation, see “Director Compensation.”

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee, comprised of independent, non-management directors. The Nominating and Corporate Governance Committee, in accordance with its written charter (a current copy of which is available on the Company’s website at www.ii-vi.com), develops and implements policies and processes regarding corporate governance matters, assesses board membership needs and makes recommendations regarding potential director candidates to the Board of Directors. The Nominating and Corporate Governance Committee has the authority to hire independent advisors to help fulfill its duties. The current members of the Nominating and Corporate Governance Committee are Thomas E. Mistler (Chairman), Marc Y.E. Pelaez and Peter W. Sognefest. The Nominating and Corporate Governance Committee met four times in fiscal 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, the Company (or “we”) will provide an overview and analysis of the Company’s (or “our”) executive compensation program, the material compensation decisions we have made under this program and policies, and the material factors that we considered in making those decisions. Following the Compensation Discussion and Analysis you will find a series of tables containing specific information about the compensation earned or paid in fiscal years 2008 and 2007 to the following individuals whom we refer to as our named executive officers (NEOs):

•	our President and Chief Executive Officer, Mr. Francis J. Kramer,

•	our Chief Financial Officer and Treasurer, Mr. Craig A. Creaturo,

•	our Chairman, Dr. Carl J. Johnson,

•	our Vice President – Compound Semiconductor Group, Dr. Vincent D. Mattera, Jr. and

•	our Vice President – Military & Materials Businesses, James Martinelli

Mr. Martinelli was added to the Compensation Discussion and Analysis in the current year replacing Mr. Herman E. Reedy, Executive Vice President, Infrared Optics, as one of the three highest paid NEOs other than the Chief Executive Officer and the Chief Financial Officer.

The discussion below is intended to help you understand the detailed information provided in the tables which follow and to put that information into the context of our overall executive compensation program.

Compensation Philosophy and Objectives

The Company’s philosophy in establishing compensation policies for our NEOs is to align compensation with our strategic objectives, while providing competitive compensation that enables us to attract and retain top quality executive talent. The Company’s executive compensation philosophy is based on a fundamental philosophy of pay-for-performance which is “at-risk,” which means it is not guaranteed but rather is largely earned through cash bonuses or equity-based compensation based on Company performance. The Compensation Committee of the Board of Directors believes that performance should be measured primarily on the Company’s ability to grow, in terms of financial metrics including revenues, earnings per share and cash flow from operations. The Compensation Committee has designed executive compensation policies which focus on achieving these performance criteria.

The primary objectives of our executive compensation policy are to:

•	Provide compensation in a manner that allows for shared risks and the potential for shared rewards.

•	Link the interest of the NEOs to the interest of shareholders and other potential investors.

•	Provide incentives for working toward increasing long-term shareholder value through growth-driven financial compensation.

•

Provide incentive for innovation, quality management, responsiveness to customer needs, environmental, health and safety performance and an action-oriented approach to opportunities in the marketplace.

•	Attract and retain individuals with the leadership and technical skills to carry the Company into the future, and to grow the business.

The executive compensation philosophy of the Compensation Committee is to target base salaries at or near the 25th percentile of the market for similar positions at our Comparator Group and to target “at-risk” aggregate annual cash incentive awards to provide the opportunity to achieve total cash compensation above the Comparator Group’s market median. Accordingly, “at-risk” aggregate annual cash incentive awards are targeted above the median. With long-term, equity-based incentives, the Compensation Committee targets the awards at market median.

Principal Components of Executive Compensation

The principal components of our executive compensation program are:

•	Base salary;

•	Annual cash incentive awards; and

•	Long-term, equity-based incentives.

Mix of Compensation Components

Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value. To this end, a substantial portion of our executives’ annual and long-term compensation is “at-risk.” This provides more upside potential and downside risk because these executive positions strongly influence the performance of the Company as a whole. The following chart illustrates the historical percentage for fiscal years 2008 and 2007 of executive compensation that is fixed versus “at-risk” for each of the NEOs.

Named Executive Officer	Fixed Compensation Percentage	“At-Risk” Compensation Percentage
FRANCIS J. KRAMER	22%	78%
CRAIG A. CREATURO	33%	67%
CARL J. JOHNSON	25%	75%
VINCENT D. MATTERA, JR.	29%	71%
JAMES MARTINELLI	34%	66%

Compensation Committee Matters

Scope of Authority

The Compensation Committee acts on behalf of the Board of Directors of the Company and, by extension, the shareholders to establish the compensation of executive officers of the Company and provides oversight of the Company’s global compensation philosophy. The Compensation Committee also acts as the oversight committee with respect to the Omnibus Plan, the II-VI Incorporated Deferred Compensation Plan and bonus plans discussed below covering NEOs and other employees. In overseeing those plans, the Compensation Committee may delegate, when appropriate, authority for day-to-day administration and interpretation, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company. In general, certain duties such as participant selection and award determination have been delegated to the Chief Executive Officer and matters regarding award documents have been delegated to the Chief Financial Officer. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the NEOs.

The Committee’s Processes

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•

Meetings. The Compensation Committee meets as needed each year. Compensation Committee agendas are established in consultation with the Committee Chair. The Compensation Committee meets in executive session following each regular meeting.

•

Assessment of Company Performance. The Compensation Committee uses performance measures in establishing total compensation ranges; the Compensation Committee considers various measures of Company and industry performance, including revenues, earnings per share, cash flow from operations, and growth from acquisitions. The Board of Directors believes growth is the primary objective of the Company and the NEOs should be measured on and rewarded for the financial growth of the Company.

•

Assessment of Individual Performance. Individual performance has a strong impact on the compensation of all employees, including the NEOs. During the course of each year, the Compensation Committee meets with the Chief Executive Officer to review recommendations on changes, if any, in base salary of each NEO other than the Chief Executive Officer. During fiscal years 2008 and 2007, the Compensation Committee engaged Pearl Meyer and Towers Perrin, nationally known compensation consulting firms. Based on the Compensation Committee’s judgment and salary practices, input from peer group surveys by Pearl Meyer and Towers Perrin and the employee’s performance and contribution to the Company, the Compensation Committee adjusts compensation for the NEOs.

•	Target Pay Philosophy. The Compensation Committee considers relevant market pay practices when setting executive compensation to ensure the Company’s ability to recruit and retain high caliber talent.

•

Development of Peer Group for Compensation Purposes. In assessing market competitiveness, the compensation of the Company’s NEOs is reviewed against executive compensation of a designated set of publicly-traded companies (the “Comparator Group”) which are listed below. The Comparator Group was identified and selected by the Compensation Committee with the assistance of the Company’s external compensation consultants. The Comparator Group for fiscal year 2008 consisted of 11 manufacturing companies with an Optical, Electronics, Instrumentation and/or Engineering NAICS code having revenues ranging from approximately $150 million to approximately $600 million with a median return on sales of approximately 10% or higher over a three-year period. Each member of the Company’s Comparator Group has executive officer positions other than Chairman that are comparable to the Company in terms of breadth, complexity and scope of responsibilities. In order to determine the executive compensation for fiscal year 2008, the Compensation Committee reviewed the compensation practices of the Comparator Group in order to ensure the appropriateness of the Company’s compensation program design and compensation levels. Pearl Meyer and Towers Perrin were hired to report directly to the Compensation Committee as compensation consultants to advise on compensation matters. The consultants employed a benchmarking process as an assessment tool that compares elements of the Company’s compensation program with those of other companies that have similar characteristics.

The purpose of the benchmarking process is to:

•	Understand the competitiveness of current pay levels relative to the Comparator Group with similar revenues and business characteristics;

•	Understand the alignment between executive compensation levels and Company performance; and

•	Serve as a basis for developing salary adjustments and incentive awards for the Compensation Committee’s approval.

In fiscal year 2008, the Comparator Group was comprised of the following companies: Cabot Microelectronics Corp, Cognex Corp., Cree, Inc., Dionex Corp., Excel Technology, Inc., FLIR Systems, Inc., Franklin Electric Company, Inc., Herley Industries, Inc., Mercury Computer Systems, Inc., OmniVision Technologies, Inc. and Rogers Corp.

Components of Executive Compensation for fiscal year 2008

For fiscal year 2008, the Compensation Committee used a three-pronged approach to its executive compensation program: 1) base salary; 2) annual cash incentive awards; and 3) long-term equity-based compensation. The Compensation Committee believes this program balances the mix of cash and equity compensation which makes a significant portion of each NEO’s compensation package “at-risk.” Historically, executive compensation for a particular fiscal year is reviewed by the Compensation Committee on a preliminary basis during its last meeting in the prior fiscal year and finalized during its first meeting in the current fiscal year. Following is a discussion of the Compensation Committee’s considerations in establishing each of the compensation components for the NEOs.

Base Salary

The Compensation Committee sets base salary levels for executive officers each year based on a number of factors, including the status of the competitive marketplace for such positions, the responsibilities of the position, the experience of the individual, the individual’s performance during the past year, and equity in relationship to other positions within the Company. Base salary is the one fixed component of our executives’ total direct compensation (base salary, short-and long-term incentive compensation), in contrast to annual and long-term compensation, which is “at-risk” based on the Company’s performance. The Compensation Committee meets with the Chief Executive Officer to review recommendations on changes, if any, in base salary of each NEO other than the Chief Executive Officer. The Compensation Committee receives input from the external compensation consultants when the Compensation Committee reviews recommendations on changes, if any, in base salary of the NEOs. The executive officers’ base salaries are targeted at or near the 25th percentile of the market for similar positions. This targeted amount is consistent with the Company’s overall “at-risk” compensation philosophy which establishes the base salary at or near the 25th percentile of the Comparator Group while providing the NEOs with target “at-risk” annual cash incentive awards to provide the opportunity to achieve total cash compensation above the market median.

For more information regarding our NEOs’ base salaries, see the “Summary Compensation Table.”

Cash Incentive Bonuses

The Compensation Committee establishes the targeted bonus program for each NEO each fiscal year based on input from several sources, including outside compensation consultants and, for each NEO other than the Chief Executive Officer, the Chief Executive Officer. The target awards are for an aggregate payout between the median and the 75th percentile of the Comparator Group’s annual cash incentive for NEOs in similar positions and responsibilities. Consistent with the Company’s “at-risk” compensation philosophy, the Compensation Committee targeted this range to emphasize the philosophy of pay-for-performance which focuses on increased reward for the achievement of performance objectives. Actual bonus program payouts are determined by the Compensation Committee based upon the actual performance by the NEO against the targeted goals. The cash incentive bonuses link annual cash incentive payments to performance based on revenues, earnings per share, cash flow from operations, growth from acquisitions, and other relevant performance measures. Actual bonus program payouts also take into consideration the NEOs leadership skills, the difficulty of his assignment, and the prospect of retaining the NEO. These awards are not guaranteed.

The Compensation Committee has established three separate types of cash bonus programs that may be utilized for NEOs. These cash bonus programs, the Bonus Incentive Plan, the Management-by-Objective Plan and the Discretionary Bonus Plan, are described below.

Bonus Incentive Plan

Our NEOs participate in the same Bonus Incentive Plan that is available to all employees who have met the required one year tenure with the Company. Under the Bonus Incentive Plan, each eligible employee receives a cash bonus based on a formula percentage of the appropriate business unit’s or location’s operating profit determined annually by the Compensation Committee. The Company believes that the operating profits of each business unit or location are the appropriate metric to calculate the Bonus Incentive Plan payout and helps align the interest of all eligible employees with the operating profit goal of the business unit or location. In general terms, the Bonus Incentive Plan is based on the budgeted operating profit for a particular business unit or location. A fixed percentage of operating profit is allocated over the projected base wages of a qualified participant such that each participant is targeted to receive two (2) months of their base wages. Actual results will change from the budgeted payout due to (A) changes in actual operating profit performance vs. budgeted operating performance, and (B) changes in actual base wages vs. budgeted base wages. The Company believes the established target level of two months of an employees’ salary is a meaningful “at-risk” compensation level and is consistent with the overall “at-risk” compensation philosophy that focuses on the financial growth and profitability of the Company. All NEOs, except for Dr. Mattera, participate in the Bonus Incentive Plan that has been established for the Company’s headquarters in Saxonburg, Pennsylvania. Dr. Mattera’s bonus incentive plan is an average of the bonus incentive plans within the businesses of the Compound Semiconductor Group for which Dr. Mattera has operational responsibility. Partial bonus amounts are paid quarterly based on interim Company performance, and the remainder is paid after fiscal year end. Bonus payments are pro-rated according to each employee’s annual base compensation. The Compensation Committee establishes the budgeted target goal for the Bonus Incentive Plan to an attainable but challenging goal to meet. Payouts of awards under the Bonus Incentive Plan appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Management-By-Objective Plan

Under the Management-By-Objective Plan, a fixed percentage of the appropriate business unit’s or location’s operating profits is determined by the Compensation Committee and awarded to selected employees. The Company believes that the operating profits of each business unit or location are the appropriate metric to calculate the Management-By-Objective payout as operating profits are a financial measurement of the business unit’s or location’s growth. In general terms, the Management-By-Objective Plan targets a payout between 3% and 9% of an eligible employee’s base wages if the business unit or location achieves its targeted operating profit goals. The Company believes the targeted payout is an appropriate “at-risk” compensation level for these eligible employees and helps promote cross-functional performance and teamwork goals on financial, operational and safety objectives that are important to the Company that require collaborative efforts on more than one employee and requires efforts from one or more departments or functional areas. Messrs. Creaturo and Martinelli participate in the Management-By-Objective Plan that has been established for the Company’s headquarters in Saxonburg, Pennsylvania. These awards under the Management-By-Objective Plan are based on graded performance of recipients measured against pre-established Company operational goals. The Chief Executive Officer and the Chairman in fiscal years 2008 and 2007 and the Vice President-Compound Semiconductor Group in fiscal year 2008 did not receive a payout for the Management-by-Objective Plan because they had significant influence on the establishment and grading of the goals under this program. The Compensation Committee in conjunction with the Chief Executive Officer establishes the operational target goals for the Management-By-Objective Plan to an attainable but challenging goal to meet. The Committee in conjunction with the Chief Executive Officer may adjust the payout based upon the evaluation of the individual’s participation and the overall accomplishments of the Management-By-Objective Plan. Payouts of awards under the Management-By-Objective Plan appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Discretionary Incentive Plan

Under the Discretionary Incentive Plan, a method is provided for a direct link between eligible employee compensation and the Company’s annual performance. Awards under the Discretionary Incentive Plan are “at-risk” based on the performance of the Company, business unit and/or location. Each NEO has a Discretionary Incentive Plan with an assigned target award opportunity, expressed as a dollar amount. The Discretionary Incentive Plan is individually tailored to the responsibility of the eligible employee. Certain goals of the Discretionary Incentive Plan are linked to the Company’s annual growth objectives for revenues and earnings per share growth. Other goals focus on specific financial and operational targets that have been determined by the Compensation Committee and/or Chief Executive Officer to be important for that particular employee to direct his attention to. Each performance goal is graded individually and the Discretionary Incentive Plan award represents the total of the achievements on the individual performance goals. The Chief Executive Officer approves all individual Discretionary Incentive Plans except his own, which is approved by the Compensation Committee. The Discretionary Incentive Plan is available to all NEOs and selected members of the Company’s senior management. Payouts of awards under the Discretionary Incentive Plan appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

For Mr. Kramer and Dr. Johnson, the performance goals are based upon consolidated revenues and consolidated diluted earnings-per-share for the fiscal year. Mr. Creaturo’s performance goals are 50% based upon consolidated revenues and consolidated diluted earnings per share for the fiscal year and 50% upon pre-established individual goals which are determined to be important in relationship to the position he maintains within the Company. Dr. Mattera’s performance goals are 50% based upon the revenues and diluted earnings per share of the Compound Semiconductor Group which he manages and 50% on certain individual goals which are determined to be important in relationship to the position he maintains within the Company. Mr. Martinelli’s performance goals are 50% based upon the revenues and diluted earnings per share of the Military & Materials business segment which he manages and 50% on certain individual goals which are determined to be important in relationship to the position he maintains within the Company. The Compensation Committee believes a measurement of each NEOs performance is the NEOs ability to drive both revenue and dilutive earnings per share growth in accordance with Company’s compensation philosophy.

For fiscal year 2008, three (3) levels of performance were established for each Discretionary Incentive Plan: (i) a threshold level of performance below which no discretionary incentive bonus is paid; (ii) a target level of performance for which a target level of discretionary incentive bonus is paid; and (iii) a maximum level of performance for which an amount above the target level of discretionary incentive bonus is paid. The fiscal year 2008 targets for which bonus payments were earned, whether at the threshold, target or maximum percentage amounts, were established based on targeted improvements over fiscal year 2007 results for selected financial metrics including consolidated revenues, earnings per share, segment revenues and segment earnings per share. In general, the targeted improvements are correlated with the Company’s annual growth objectives for revenues and earnings per share . With respect to the other non-financial metrics utilized in determining whether discretionary incentive bonuses are achieved, which are not disclosed in this proxy statement, the Compensation Committee sets the minimum, target and maximum levels for each year such that the relative difficulty of achieving the target level is consistent from year to year and is set to be an attainable but challenging goal to meet.

For more information regarding our annual cash incentive programs, see the “Summary Compensation Table” and the “Grants of Plan-Based Awards Table.”

Long-Term Incentive Compensation

The Compensation Committee believes that long-term incentive compensation is an integral component of our compensation program because it has the effect of recruiting, retaining and motivating high-quality employees. In addition, the Compensation Committee believes that long-term incentive compensation aligns the interests of eligible employees with the interests of shareholders, and rewards the achievement of the Company’s long-term strategic goals. For the NEOs, payment of long-term incentive awards is based on Company performance, and is targeted at levels that approximate market value for comparable positions, utilizing the same compensation data used for setting total annual cash compensation. At the beginning of each fiscal year, the Compensation Committee reviews and approves a pool of equity-based compensation for that year to be granted to executives and other eligible employees who participate in the Company’s long-term incentive programs. In recent years, two types of long-term incentive awards, stock options and performance share awards have been granted to executive officers and other eligible employees. The Compensation Committee grants both stock option awards and performance share awards so that these awards are targeted to represent the median long-term incentive compensation of the Comparator Group. The allocation between stock option awards and performance share awards are at the discretion of the Compensation Committee and have historically been in nearly equal amounts. The Compensation Committee believes that the use of stock options is an effective way to align NEOs interest with shareholders’ interest because executives only receive value through stock options if the Company’s stock appreciates. At the same time, the Compensation Committee does not want single-minded focus to drive short-term stock price appreciation to the detriment of the long-term success of the Company; therefore the use of performance shares helps keep focus on long-term strategic goals. Generally, each NEO receives an annual stock option award during the first quarter of the fiscal year. In fiscal 2008 and 2009, performance share awards also were granted in the first quarter of the fiscal year. Such performance share awards cover performance periods over a 24-month period.

The Compensation Committee uses the fair value of the equity incentives as calculated under Statement of Financial Accounting Standards No. 123, (revised) “Share-Based Payment” (“SFAS123(R)”) to determine the value of the stock option and performance share awards. The Compensation Committee believes this treatment best connects the financial expense recognized by the Company and the value of such awards to the NEOs.

Long-Term Incentive Compensation—Stock Options

Stock options provide the opportunity to purchase and maintain an equity position interest in the Company and to share in the appreciation of the value of the Common Stock. All stock options granted in fiscal year 2008 were granted from the Omnibus Plan. Some features of our stock option program include:

•

Twenty percent (20%) of the options are exercisable one year from the date of grant with comparable annual vesting increases on a cumulative basis each year thereafter except for the Chief Executive Officer whose stock options become 100% vested upon grant;

•	The term of each grant does not exceed 10 years; and,

•	The exercise price is equal to the closing market price on the date of grant.

In August 2007, stock options were awarded to each of the NEOs as follows: Mr. Kramer 17,600; Mr. Creaturo 4,100; Dr. Johnson 11,500; Dr. Mattera 3,500 and Mr. Martinelli 3,500. In February 2008, additional stock options were awarded to Dr. Mattera and Mr. Martinelli in the amount of 4,000 and 10,000, respectively, for the completion of acquisition-related objectives relating to the business units they oversee.

Long-Term Incentive Compensation—Performance Share Awards

Performance share awards provide the opportunity to receive shares of Company stock if certain Company performance goals are achieved. During fiscal year 2008, the Compensation Committee established performance share awards for the Company’s NEOs under the Omnibus Plan. The awards established specific, independent performance goals for consolidated revenue (“Revenue Awards”) and consolidated cash flow from operations (“Cash Flow Awards”), in equal amounts, for the twenty-four month period ending June 30, 2009 (the “2009 Performance Period”). Payouts will be determined based upon the greater of (i) the actual results for the full twenty-four-month 2009 Performance Period or (ii) the sum of the deemed payouts for each of the four consecutive six-month periods comprising the 2009 Performance Period, based on predetermined six-month performance goals. The Compensation Committee establishes the target performance goals to be an attainable but stretch goal to meet. The Compensation Committee believes the growth of revenues and cash flow from operations are a direct correlation to increased stock prices over time. The awards provide for the issuance of shares of the Company’s stock in the event that the Company achieves the established performance goals. The performance shares under Revenue Awards and Cash Flow Awards are earned as follows:

•	Achieving 79.99% or less of the performance goal earns 0% of the target award;

•	Achieving 80.0% up to 99.99% of the performance goal earns from 50.0% up to 99.99% of the target award;

•	Achieving 100.0% of the performance goal earns 100.0% of the target award;

•	Achieving 100.1% up to 119.99% of the performance goal earns from over 100.01% up to 149.99% of the target award; and

•	Achieving 120.0% or greater of the performance goal earns 150.0% of the target award.

Performance shares earned under the Revenue and Cash Flow Awards are issued after the completion of the performance period and upon the determination of the Compensation Committee that one or more performance goals have been achieved at a particular level. Payout of Revenue Awards is not contingent upon payout of Cash Flow Awards and vice versa.

The performance share awards targets for the NEOs for the twenty-four month performance period ending June 30, 2009 are as follows:

Named Executive Officer	Revenue Awards	Cash Flow Awards
FRANCIS J. KRAMER	6,750 shares	6,750 shares
CRAIG A. CREATURO	1,215 shares	1,215 shares
CARL J. JOHNSON	3,500 shares	3,500 shares
VINCENT D. MATTERA, JR.	1,215 shares	1,215 shares
JAMES MARTINELLI	1,215 shares	1,215 shares

The Company’s actual performance share payouts for the Revenue Awards and the Cash Flow Awards granted for the 18-month performance period which ended December 31, 2007 were as follows:

Named Executive Officer	Revenue Awards	% of Revenue Target	Cash Flow Awards	% of Cash Flow Target
FRANCIS J. KRAMER	5,970 shares	96%	4,787 shares	77%
CRAIG A. CREATURO	1,438 shares	96%	1,154 shares	77%
CARL J. JOHNSON	6,593 shares	96%	5,287 shares	77%
VINCENT D. MATTERA, JR.	1,438 shares	96%	1,154 shares	77%
JAMES MARTINELLI	959 shares	96%	767 shares	77%

For more information regarding the long-term incentive component of our compensation program, see the “Summary Compensation Table” and “Grants of Plan-Based Awards Table.”

The Company’s stock option awards and performance share awards vest immediately prior to a change in control. Stock option awards and performance share awards also vest in the event of death, disability or retirement, although performance awards only vest to the extent earned on a pro-rata basis for the months employed relative to the performance period. In all other circumstances, the awards terminate upon termination of employment. These vesting provisions are provided to reduce personal distractions that might otherwise arise in a change-in-control situation and to otherwise provide vesting terms that the Company believes are comparable in the market for these kinds of awards.

Deferred Compensation

The II-VI Incorporated Deferred Compensation Plan (the “Deferred Compensation Plan”) is designed to allow executive officers and key employees of the Company to defer receipt of compensation into a trust fund for retirement purposes. The Deferred Compensation Plan was established to provide additional retirement savings benefits for NEOs and other executives beyond that available through the II-VI Incorporated Employees’ Profit Sharing Plan which is subject to IRS limitations on annual contributions and compensation. Under the Deferred Compensation Plan, eligible participants can elect to defer up to 100% of discretionary bonus compensation and performance share awards into an account that will be credited with earnings at the same rate as one or more investments chosen by the participant, which are similar to the investment funds under the II-VI Incorporated Employees’ Profit Sharing Plan. Participants may also elect to invest in the Company’s stock. The Company does not make any matching contributions to the Deferred Compensation Plan. All assets in the Deferred Compensation Plan are subject to claims of the Company’s creditors until such amounts are paid to participants.

For more information regarding the amounts deferred under the Deferred Compensation Plan, see the “Non-Qualified Deferred Compensation Table.”

Employees’ Profit Sharing Plan

The NEOs participate in the II-VI Incorporated Employees’ Profit Sharing Plan (the “Profit Sharing Plan”) which is available to all eligible employees who have met tenure and service requirements. All NEOs participate in the Profit Sharing Plan that covers the Company’s Saxonburg, Pennsylvania headquarters. The Profit Sharing Plan also has the features of a 401(k) plan. Under the Profit Sharing Plan, the Company makes a matching contribution to the Profit Sharing Plan based upon the employee’s 401(k) deferred savings. In addition, the Company may make an additional contribution to the Profit Sharing Plan out of the Company’s operating profits as determined by the Compensation Committee.

For information regarding our contributions to the NEOs’ accounts under the Profit Sharing Plan, see the “Summary Compensation Table.”

Perquisites and Other Benefits

The Company does not provide perquisites or personal benefits to NEOs.

Employment Agreements

Each of the NEOs has an employment agreement with the Company, terminable by either party on thirty days’ prior written notice, which contains, among other matters, provisions for payment of compensation and benefits, and agreements regarding confidentiality, non-competition and assignment of inventions. These agreements are intended to protect the Company from a misuse of confidential information, knowledge and experience by the employee, and to specify the terms of separation should the employee cease to be employed by the Company. These agreements generally provide for severance (prior to a change in control) of up to nine months’ base salary (two times “Average Annual Salary” for Mr. Kramer) and, other than for Drs. Johnson contain change in control provisions. These change in control provisions, however, do not provide for a tax gross-up if severance compensation paid in connection with a change in control transaction is a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) (and, in fact, provide for a cut-back of such compensation so that such payments are not “parachute payments” under the Code). The terms of these agreements are more fully described in the section titled “Potential Payments Upon Change in Control and Employment Termination.” The severance and change in control provisions of these agreements are provided to reduce personal distractions that might otherwise arise day-to-day or in a change-in-control situation and to otherwise provide severance provisions, including change in control provisions, that the Company believes are comparable in the market for these kinds of agreements.

The agreement with Dr. Johnson was entered into in 1988 and has remained in effect since that time.

As previously disclosed, the agreement with Mr. Kramer was entered into in May 2007 in connection with his agreement to act as Chief Executive Officer of the Company. Mr. Kramer’s agreement was amended and restated in September 2008 primarily to make such arrangements comply with Section 409A of the Code. In connection with the execution of Mr. Kramer’s employment agreement in 2007, as a result of the limitations imposed on severance payments in connection with a change in control pursuant to Section 280G of the Code, and in lieu of a tax gross-up provision, the Compensation Committee of the Board of Directors accelerated the vesting provisions on all outstanding stock options held by Mr. Kramer as of June 30, 2007. In addition, the Compensation Committee currently intends to continue to grant Mr. Kramer fully-vested options so that, in the event of a change in control transaction, no option award would accelerate and vest and thus be included in as a “parachute payment” under Section 280G. The stock options awarded to Mr. Kramer in August 2008 and 2007 were fully vested. See “Recent Compensation Decisions” below. The Compensation Committee believes that its decision to recommend the acceleration of the vesting of Mr. Kramer’s outstanding options in connection with his agreement to serve as Chief Executive Officer, including the accounting impact of such decision, in lieu of a tax gross-up provision, was appropriate and in the best interests of the Company given the adverse impact of

Section 280G of the Code and the cost of a tax gross-up, Mr. Kramer’s more than twenty years of service with the Company and his long history of holding stock options for periods in excess of the vesting periods.

The Company and Dr. Mattera originally entered into an employment agreement in January 2004 in connection with Dr. Mattera joining the Company. In September 2008, the Company entered into an amended and restated employment agreement with Dr. Mattera. This agreement is intended to protect the Company from a misuse of confidential information, knowledge and experience by the employee, and to specify the terms of separation should Dr. Mattera cease to be employed by the Company.

Messrs. Creaturo and Martinelli entered into employment agreements with the Company in September 2008. Previously Messrs. Creaturo and Martinelli did not have any employment agreements with the Company. These agreements are intended to protect the Company from a misuse of confidential information, knowledge and experience by the employee, and to specify the terms of separation should the employee cease to be employed by the Company.

As noted above, each of these employment agreements are more fully described in the section entitled “Potential Payments upon Change in Control and Employment Termination.”

Deductibility Cap on Executive Compensation

The Compensation Committee believes that the compensation program for executive officers should be structured in a manner that would permit deductibility under Section 162(m) of the Code. It also realizes that the evaluation of the overall performance of executive officers cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels is in the best interest of the Company and its constituencies. In some situations where discretion is used, compensation may not be fully deductible. However, the Compensation Committee does not believe that such loss of deductibility would have a material impact on the financial condition of the Company.

Recent Compensation Decisions

On August 16, 2008, the Compensation Committee granted the NEOs performance share awards and stock options under the Omnibus Plan.

The performance share awards establish specific performance goals for the twenty-four-month period ending June 30, 2010 (the “2010 Performance Period”). These awards provide for Revenue Awards and Cash Flow Awards for the 2010 Performance Period in equal amounts.

The Revenue Awards and Cash Flow Awards are earned as follows:

•	Achieving 79.99% or less of the performance goal earns 0% of the target award;

•	Achieving 80.0% up to 99.99% of the performance goal earns from 50.0% up to 99.99% of the target award;

•	Achieving 100.0% of the performance goal earns 100.0% of the target award;

•	Achieving 100.1% up to 119.99% of the performance goal earns from over 100.01% up to 149.99% of the target award; and

•	Achieving 120.0% or greater of the performance goal earns 150.0% of the target award.

Payouts will be determined based upon the greater of (i) the actual results for the full twenty-four-month 2010 Performance Period or (ii) the sum of the deemed payouts for each of the four consecutive six-month periods comprising the 2010 Performance Period, based on predetermined six-month performance goals. Payout of Revenue Awards is not contingent upon payout of Cash Flow Awards and vice versa.

The Revenue Awards and under Cash Flow Awards targets for the NEOs for the 2010 Performance Period are as follows:

Named Executive Officer	Revenue Awards	Cash Flow Awards
FRANCIS J. KRAMER	4,250 shares	4,250 shares
CRAIG A. CREATURO	1,150 shares	1,150 shares
VINCENT D. MATTERA, JR.	1,000 shares	1,000 shares
JAMES MARTINELLI	1,000 shares	1,000 shares

In addition, on August 16, 2008, the Compensation Committee granted stock options to the NEOs under the Omnibus Plan. The stock options contain the same features as described in the Long-Term Incentive Compensation—Stock Options above. Stock options were granted to the NEOs as follows:

The Compensation Committee elected to base Dr. Johnson’s long-term incentive award for fiscal year 2009 on stock options rather than performance shares due to Dr. Johnson’s continuing transition into a role having less responsibility and workload.

Named Executive Officer	Number of Options Granted
FRANCIS J. KRAMER	20,925
CRAIG A. CREATURO	5,625
CARL J. JOHNSON	10,275
VINCENT D. MATTERA, JR.	4,725
JAMES MARTINELLI	4,725

COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

(2)	based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Peter W. Sognefest, Chairman

Joseph J. Corasanti

Thomas E. Mistler

Duncan A.J. Morrison

Marc Y.E. Pelaez

The foregoing report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes compensation paid to our current Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers (collectively, our Named Executive Officers or NEOs) for the fiscal years ended June 30, 2008 and 2007, except in the case of our Vice President—Military & Materials for whom such disclosure was not required in fiscal 2007. All subsequent tables and information in this section will be presented for these five employees as applicable. All footnote references and explanatory remarks relate to fiscal year 2008 unless otherwise noted.

Summary Compensation Table

Fiscal Years Ended June 30, 2008 and 2007

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
		($)	($)	($)	($)	($)	($)
FRANCIS J. KRAMER President and Chief Executive Officer	2008 2007	$360,000 293,250	$297,806 124,940	$224,689 506,775	$678,764 398,330	$33,879 30,280	$1,595,138 1,353,575

CRAIG A. CREATURO Chief Financial Officer and Treasurer	2008 2007	$201,250 185,000	$59,809 30,106	$84,913 82,414	$251,909 217,491	$24,532 23,390	$622,413 538,401

CARL J. JOHNSON Chairman	2008 2007	$234,000 320,000	$213,996 137,986	$168,985 152,163	$445,247 495,648	$31,502 30,852	$1,093,730 1,136,649

VINCENT D. MATTERA, JR. Vice President—Compound Semiconductor Group	2008 2007	$203,837 197,118	$59,809 30,106	$174,644 162,872	$272,468 220,859	$26,512 24,847	$737,270 635,802

JAMES MARTINELLI Vice President—Military & Materials Businesses	2008	$185,750	$51,634	$51,666	$241,047	$23,485	$553,582

(1)	Represents the compensation expense recognized for financial statement reporting purposes for the fiscal years ended June 30, 2008 and 2007 in accordance with SFAS 123(R) related to the performance-based share awards granted on August 31, 2006 and August 11, 2007. The performance share expense for fiscal year 2008 was based on a pro-rata amount of the actual payout of 96% and 77% as a result of the achievement of the Revenue Award and Cash Flow Award performance conditions, respectively, under the conditions of the performance share awards granted on August 31, 2006 for the 18-month performance period ended December 31, 2007. The performance share expense for fiscal year 2008 for the 24-month performance period ending June 30, 2009 for the performance shares granted on August 11, 2007 was based on a pro-rata amount of the expected payout of 102% and 108% as a result of the estimated probabilities of achieving the Revenue Award and Cash Flow Award performance conditions, respectively.

(2)	Amounts reflect the compensation expense recognized for financial statement reporting purposes for the fiscal years ended June 30, 2008 and 2007, in accordance with SFAS 123(R) related to option awards granted in and prior to the fiscal year ended June 30, 2008. Refer to Note A to the Company’s Consolidated Financial Statements on Form 10-K for the year ended June 30, 2008 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

(3)	Amounts reflect the cash awards, as applicable for the NEOs, under the Company’s Bonus Incentive Plan, the Management-By-Objective Plan and the Discretionary Incentive Plan, which are discussed in further detail in Compensation Discussion and Analysis. Mr. Kramer, Dr. Johnson and Dr. Mattera did not receive a payout for the Management-by-Objective Plan for fiscal year 2008 because they had significant influence on the establishment of the goals under this program. For Mr. Kramer, Mr. Creaturo, Dr. Johnson, Dr. Mattera and Mr. Martinelli, the cash awards under the Bonus Incentive Plan for fiscal year 2008 were $55,764, $31,174, $36,247, $35,468 and $28,773, respectively. For Mr. Creaturo and Mr. Martinelli, the cash awards under the Management-By-Objective Plan for fiscal year 2008 were $23,735 and $16,274, respectively. For Mr. Kramer, Mr. Creaturo, Dr. Johnson, Dr. Mattera and Mr. Martinelli, the cash awards under the Discretionary Incentive Plan for fiscal year 2008 were $623,000, $197,000, $409,000, $237,000 and $196,000, respectively.

(4)	Amounts reflect premiums paid for life and disability insurance and the Company’s 401(k) and profit sharing contributions under the Profit Sharing Plan, which is qualified under Section 401 of the Code. For Mr. Kramer, Mr. Creaturo, Dr. Johnson, Dr. Mattera and Mr. Martinelli, profit sharing contributions made by the Company for fiscal year 2008 were $19,484, $16,453, $19,484, $17,810 and $15,501, respectively. For Mr. Kramer, Mr. Creaturo, Dr. Johnson, Dr. Mattera and Mr. Martinelli, 401(k) contributions made by the Company for fiscal year 2008 were $13,363, $7,863, $8,970, $8,150 and $7,430, respectively.

This table provides additional information about grants of awards to our NEOs in the fiscal year ended June 30, 2008.

Grants of Plan-Based Awards

Fiscal Year Ended June 30, 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Option Awards; Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/ Share) (4)	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold	Target		Maximum		Threshold	Target	Maximum
		($)	($)		($)		(#)	(#)	(#)	(#)
FRANCIS J. KRAMER	—	$—	$470,000	(i)	$790,000	(i)	—	—	—	—	$—	$—
	—	$—	$60,000	(ii)	$90,000	(ii)	—	—	—	—	$—	$—
	8/11/2007	$—	—		—		6,750	13,500	20,250	—	$—	$374,895
	8/11/2007	$—	—		—		—	—	—	17,600	$27.77	$224,689

CRAIG A. CREATURO	—	$—	$175,000	(i)	$242,000	(i)	—	—	—	—	$—	$—
	—	$—	$33,000	(ii)	$50,000	(ii)	—	—	—	—	$—	$—
	—	$—	$17,000	(iii)	$26,000	(iii)	—	—	—	—	$—	$—
	8/11/2007	$—	—		—		1,215	2,430	3,645	—	$—	$67,481
	8/11/2007	$—	—		—		—	—	—	4,100	$27.77	$52,342

CARL J. JOHNSON	—	$—	$306,000	(i)	$514,000	(i)	—	—	—	—	$—	$—
	—	$—	$39,000	(ii)	$59,000	(ii)	—	—	—	—	$—	$—
	8/11/2007	$—	—		—		3,500	7,000	10,500	—	$—	$194,390
	8/11/2007	$—	—		—		—	—	—	11,500	$27.77	$146,814

VINCENT D. MATTERA, JR.	—	$—	$191,000	(i)	$267,000	(i)	—	—	—	—	$—	$—
	—	$—	$34,000	(ii)	$51,000	(ii)	—	—	—	—	$—	$—
	8/11/2007	$—	—		—		1,215	2,430	3,645	—	$—	$67,481
	8/11/2007	$—	—		—		—	—	—	3,500	$27.77	$44,683
	2/8/2008	$—	—		—		—	—	—	4,000	$36.69	$61,251

JAMES MARTINELLI	—	$—	$160,000	(i)	$228,000	(i)	—	—	—	—	$—	$—
	—	$—	$30,000	(ii)	$45,000	(ii)	—	—	—	—	$—	$—
	—	$—	$16,000	(iii)	$24,000	(iii)	—	—	—	—	$—	$—
	8/11/2007	$—	—		—		1,215	2,430	3,645	—	$—	$67,481
	8/11/2007	$—	—		—		—	—	—	3,500	$27.77	$44,683
	2/8/2008	$—	—		—		—	—	—	10,000	$36.69	$153,127

(1)	These columns show the range of potential payouts for awards made in fiscal year 2008 under (i) the Discretionary Incentive Plan, (ii) the Bonus Incentive Plan and (iii) the Management-By-Objective Plan if the target or maximum goals are satisfied for the performance measures. These payouts are performance-driven and, therefore, are “at-risk.” The business measurements and performance goals are described in the Compensation Discussion and Analysis. Mr. Kramer, Dr. Johnson and Dr. Mattera did not receive any awards under the Management-By-Objective Plan for fiscal 2008. The aggregate incentive amounts paid for fiscal year 2008 are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	These columns show the range of payouts of performance shares if threshold, target or maximum goals are achieved under the Omnibus Plan as described in the section titled “Long-Term Incentive Compensation—Performance Share Awards” in the Compensation Discussion and Analysis.

(3)	This column shows the number of stock options granted in fiscal year 2008 under the Omnibus Plan. Generally, options vest and become exercisable ratably in five equal annual installments beginning one year after the grant date except for Mr. Kramer, whose options are fully vested.

(4)	This column shows the exercise prices for the stock options granted in fiscal year 2008, which exercise prices are equal to the closing market prices of Common Stock on the respective grant dates.

(5)	This column shows the full grant date fair value of stock and option awards computed in accordance with SFAS 123(R). Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting schedule. The performance share grant date fair value is based on a value of $27.77 per share, which was the closing price of Common Stock on the grant date multiplied by the targeted number of the future payout of the performance shares at the target level. Refer to Note A to the Company’s Consolidated Financial Statements on Form 10-K for the year ended June 30, 2008 for the relevant weighted-average assumptions underlying the valuation of the option awards, except that any estimate of forfeitures for service-based conditions have been disregarded.

This table summarizes the equity awards held by our NEOs which are outstanding as of June 30, 2008.

Outstanding Equity Awards

As of Fiscal Year End June 30, 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
	(#)	(#)	($)		(#)	($)
FRANCIS J. KRAMER					6,750	$235,710
	10,000	—	$8.00	8/11/2010	—	—
	20,000	—	$6.45	8/09/2012	—	—
	14,000	—	$16.88	8/13/2014	—	—
	25,000	—	$19.10	2/24/2015	—	—
	9,000	—	$20.73	8/12/2016	—	—
	4,150	—	$21.07	8/31/2016	—	—
	17,600	—	$27.77	8/11/2017	—	—

CRAIG A. CREATURO					1,215	$42,428
	12,000	—	$6.45	8/09/2012	—	—
	6,000	4,000	$16.88	8/13/2014	—	—
	6,120	4,080	$19.10	2/24/2015	—	—
	2,400	3,600	$17.59	9/19/2015	—	—
	1,200	4,800	$20.73	8/12/2016	—	—
	—	4,100	$27.77	8/11/2017	—	—

CARL J. JOHNSON					3,500	$122,220
	10,000	—	$8.00	8/11/2010	—	—
	20,000	—	$6.45	8/09/2012	—	—
	8,400	5,600	$16.88	8/13/2014	—	—
	18,120	12,080	$19.10	2/24/2015	—	—
	2,000	8,000	$20.73	8/12/2016	—	—
	900	3,600	$21.07	8/31/2016	—	—
	—	11,500	$27.77	8/11/2017	—	—

VINCENT D. MATTERA, JR.					1,215	$42,428
	6,535	10,000	$13.20	2/11/2014	—	—
	6,000	4,000	$16.88	8/13/2014	—	—
	7,200	4,800	$18.72	2/11/2015	—	—
	2,400	3,600	$17.59	9/19/2015	—	—
	1,200	4,800	$20.73	8/12/2016	—	—
	—	3,500	$27.77	8/11/2017	—	—
	—	4,000	$36.69	5/3/2018	—	—

JAMES MARTINELLI					1,125	$44,428
	12,000	—	$8.00	8/11/2010	—	—
	12,000	—	$6.45	8/9/2012	—	—
	4,800	3,200	$16.88	8/13/2014	—	—
	2,400	3,600	$17.59	9/19/2015	—	—
	600	2,400	$20.73	8/12/2016	—	—
	—	3,500	$27.77	8/11/2017	—	—
	—	10,000	$36.69	5/3/2018	—	—

(1)	Except for Mr. Kramer, the options listed above vest 20% per year over a five year period from the grant date and expire 10 years after the grant date. The Board of Directors accelerated the vesting of Mr. Kramer’s options as part of his employment agreement in May 2007.

(2)	This column shows the number of unvested performance shares outstanding under the Omnibus Plan as of June 30, 2008. The scheduled vesting dates of each of these performance share awards are in equal amounts, December 31, 2008 and June 30, 2009, assuming achievement of pre-established performance objectives. The performance share amounts presented are based on achieving performance goals at target.

(3)	Based on the closing price of the Company’s common stock on June 30, 2008 of $34.92 per share.

This table provides information for the NEOs on (1) stock option exercises during fiscal year 2008, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of performance share awards and the value realized, before payment of any applicable withholding tax and broker commissions.

Option Exercises and Stock Vested

Fiscal Year Ended June 30, 2008(3)

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting ($) (2)
FRANCIS J. KRAMER	36,000	$1,164,202	10,663	$334,184
CRAIG A. CREATURO	—	—	2,199	68,696
CARL J. JOHNSON	36,000	1,163,124	8,208	255,124
VINCENT D. MATTERA, JR.	23,465	498,245	2,199	68,696
JAMES MARTINELLI	19,000	578,934	1,831	57,453

(1)	The value realized on exercise of option awards represents the difference between the exercise price of the stock options and the market price of the Common Stock at exercise multiplied by the number of shares underlying the option exercised.

(2)	The value realized on the performance share awards represents (i) the closing price of $30.55 on December 31, 2007, the date the vesting of the third 6-month tranche for the Revenue Awards and Cash Flow Awards granted for the 18-month performance period which ended December 31, 2007, and (ii) the closing prices of $30.55 and $34.92 as of December 31, 2007 and June 30, 2008, respectively, the dates the vesting of the first and second 6-month tranches for the Revenue Awards and Cash Flow Awards granted for the 24-month 2009 Performance Period, multiplied in each case by the number of shares acquired upon vesting.

(3)	For fiscal 2007, the number of shares acquired upon vesting and the value realized upon vesting for Mr. Kramer, Mr. Creaturo, Dr. Johnson, Dr. Mattera and Mr. Martinelli were 5,742 and $158,847, 1,384 and $38,287, 6,342 and $175,445, 1,384 and $38,287 and 923 and $25,534, respectively. The value realized on the performance share awards represents (i) the closing price of $27.94 on December 29, 2006, the date the vesting of the first 6-month tranche for the Revenue Awards and Cash Flow Awards granted for the 18-month performance period which ended December 31, 2007 and (ii) the closing price of $27.17 on June 29, 2007, the date the vesting of the second 6-month tranche for the Revenue Awards and Cash Flow Awards granted for the 18-month performance period which ended December 31, 2007, multiplied in each case by the number of shares acquired upon vesting.

This table provides additional information about executive contributions to, and aggregate earnings under, the Deferred Compensation Plan for our NEOs as of and for the fiscal year ended June 30, 2008.

Non-Qualified Deferred Compensation

As of and for the Fiscal Year Ended June 30, 2008

Name	Executive Contributions FY2008 ($) (1)	Registrant Contributions in FY2008	Aggregate Earnings in FY2008 ($) (2)	Aggregate Balance at June 30, 2008 ($)
FRANCIS J. KRAMER	$429,715	—	$19,235	$911,118
CRAIG A. CREATURO	82,450	—	11,171	292,392
CARL J. JOHNSON	422,065	—	87,151	1,922,454
VINCENT D. MATTERA, JR.	125,650	—	6,426	132,076
JAMES MARTINELLI	92,683	—	128,066	1,030,159

(1)	Eligible participants can elect to defer up to 100% of awards under the Company’s Discretionary Incentive Plan and performance share awards. The executive contributions above relate to deferrals made in August 2007 of bonuses earned during the fiscal year ended June 30, 2007 and/or deferrals of performance share awards that were paid out in February 2008.

(2)	Aggregate earnings include interest, dividends, capital gains (losses) and unrealized appreciation (depreciation) in the individual investments. The Deferred Compensation Plan is administered by a third party and provides for investment options similar to those under the Profit Sharing Plan with the exception that amounts under the Deferred Compensation Plan may be invested in Common Stock. Performance share awards and amounts that are deferred into Common Stock will be paid out in shares of Common Stock.

Potential Payments upon Change in Control and Employment Termination

Stock Option and Performance Share Awards

The Company’s stock option awards and performance share awards vest immediately prior to a change in control. Stock option awards and performance share awards also vest in the event of death, disability or retirement, although performance awards only vest in the event of death, disability or retirement to the extent earned on a pro-rata basis for the months employed relative to the performance period. In all other circumstances, the awards terminate upon termination of employment.

The following table sets forth for each of the following NEOs the potential amount that such NEO would have been entitled to receive pursuant to the vesting of unvested stock options and performance share awards held by the NEO as of June 30, 2008 assuming a termination as of June 30, 2008 under the termination scenarios described below. As noted above, all of Mr. Kramer’s stock options are vested as of June 30, 2008. The amounts shown are based on the closing price of the Common Stock on Nasdaq on June 30, 2008 of $34.92 per share and, for stock options, represent the difference between the exercise price of the unvested options and $34.92.

Named Executive Officer	Acceleration of Unvested Stock Options and Performance Shares Upon Change in Control ($)	Acceleration of Unvested Stock Options and Performance Shares Upon Death, Disability or Retirement ($)
FRANCIS J. KRAMER	$212,733	$212,733
CRAIG A. CREATURO	$334,848	$135,734
CARL J. JOHNSON	$648,107	$242,397
VINCENT D. MATTERA, JR.	$560,976	$63,332
JAMES MARTINELLI	$217,504	$63,332

Employment Agreements—Named Executive Officers

The following is an overview of the employment agreements the Company has entered into with its NEOs along with common definitions and terms applicable to all the employment agreements noted below:

Employment Agreement Overview

Named Executive Officer	Employment Agreement Date
FRANCIS J. KRAMER	September 19, 2008
CRAIG A. CREATURO	September 19, 2008
CARL J. JOHNSON	September 6, 1988
VINCENT D. MATTERA, JR.	September 19, 2008
JAMES MARTINELLI	September 19, 2008

Common Definitions and Terms Used in the NEOs’ Employment Agreements

The following common definitions and terms are consistent for the NEOs’ employment agreements, except for Dr. Johnson’s employment agreement which is summarized below:

For purposes of the NEOs’ employment agreements:

•

“Cause” means a determination by our Board of Directors, in the exercise of its reasonable judgment, that any of the following has occurred: (i) the willful and continued failure by the NEO to perform his duties and responsibilities with us under the agreement (after notice and a 30-day cure period); (ii) the willful engaging by the NEO in any act which is materially damaging to us; (iii) the conviction of an NEO, or a plea of “guilty” or “no contest” to a felony or a criminal offense involving fraud, dishonesty or other moral turpitude; (iv) any material breach by an NEO of the terms of the agreement or any other written agreement between the NEO and the Company relating to proprietary information, confidentiality, non-competition or non-solicitation; or (v) the engaging by the NEO in any intentional act of dishonesty resulting or intended to result, directly or indirectly, in personal gain to the NEO at the Company’s expense

•

“Change in Control” means (i) the Company is merged or consolidated with another entity and following such transaction (A) the persons who were our shareholders immediately prior to such a transaction have less than a majority of the Company’s voting power or the entity owning or controlling us or (B) individuals who comprise our Board of Directors immediately prior to such transactions cease to be at least a majority of the members of our Board of Directors or of an entity controlling us or (ii) a majority of our assets are sold or otherwise transferred to another corporation not controlled by or under common control with us or to a partnership, firm, entity or individuals not so controlled, or (iii) a majority of members of our Board of Directors consists of persons who were not nominated for election by or on behalf of our Board of Directors or with their concurrence, or (iv) a single person, or a vote of persons, obtains voting control over a majority of our outstanding shares; provided, however, that a change in control will not have occurred as a result of any transaction in which Dr. Johnson, and/or his affiliates, including the II-VI Foundation, directly or indirectly, acquire more than a majority of our assets or stock or of an entity controlling us.

•

“Good Reason” means without the NEO’s express written consent: (i) a material reduction of the NEO’s employment responsibilities; (ii) a material reduction by the Company of the NEO’s [eligibility for total annual compensation]; (iii) a material increase in the amount of the NEO’s business travel which produces a constructive relocation of the NEO; (iv) a material reduction by the Company of the level of employee benefits with the result of overall benefits being significantly reduced; or (v) the relocation of the NEO to a facility or a location more than fifty (50) miles from the Saxonburg, Pennsylvania facility.

Employment Agreement—Mr. Kramer

Mr. Kramer’s employment agreement provides for an annual base salary of $433,000 with the potential to earn cash bonuses and other bonuses in the discretion of the Compensation Committee. The agreement also provides Mr. Kramer with other benefits which are routinely provided to the employees of the Company including participation in the Omnibus Plan.

If Mr. Kramer’s employment is terminated as a result of death or permanent disability, the Company will pay to him or his representatives his annual base salary through the last day of the fiscal year in which the date of death or disability occurs and bonuses that would have been paid had he remained employed. In the event that Mr. Kramer terminates employment other than for Good Reason, he will receive accrued salary and bonuses on a pro-rata basis to the date of termination. Any such payments shall be made not later than the 15th day of the third month following the Company’s fiscal year in which Mr. Kramer dies or becomes totally disabled.

If the Company terminates his employment without Cause or if Mr. Kramer terminates employment for Good Reason, except when such termination is coincident with or within an eighteen (18) month period following the occurrence of a Change in Control, after Mr. Kramer’s execution of a release, the Company will pay to him severance in an amount equal to two (2) multiplied by his Average Annual Income. Average Annual Income for such payment is the sum of his annual base pay and annual cash bonuses for the preceding three (3) fiscal years divided by three (3). The severance will be paid no later than sixty (60) days after the date of termination after the expiration of any applicable revocation periods set forth in the release. The Company also will pay the premiums for health insurance coverage for a period of up to eighteen (18) months and also will pay, no later than 60 days after the date of termination, a lump sum cash payment of $15,000 in order to cover the cost of post-termination benefit coverage and expenses associated with seeking another employment position.

If Mr. Kramer’s employment is terminated by the Company without Cause or by him for Good Reason, and such termination is coincident with or within the eighteen (18) month period following the occurrence of a Change in Control, after his execution of a release, the Company will pay to him severance in an amount equal to 2.99 multiplied by his Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash bonuses for the preceding five (5) fiscal years divided by five (5). The severance will be paid in a lump sum, no later than sixty (60) days after the date of termination. The Company will pay the premiums for health insurance coverage for a period of up to eighteen (18) months and shall also pay, no later than sixty (60) days after the date of termination, a lump sum cash payment of $40,000 in order to cover the cost of post-termination benefit coverage and expenses associated with seeking another employment position.

If the Company determines that part or any of the compensation to be paid to Mr. Kramer would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times his base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount.

In addition to the termination payment described above, the Company has also agreed to provide Mr. Kramer with life insurance coverage in an amount equal to two (2) times his annual base salary and to provide long-term disability benefits equal to 60% of his annual base salary in excess of $200,000 until the age of 66 as a supplemental disability benefit.

Mr. Kramer is also subject to the terms of an employee invention, confidentiality, two-year non-solicitation and non-competition agreement with the Company that survives the termination of Mr. Kramer’s employment. If he engages in activities that violate these covenants, he will have no right to any unpaid severance benefits.

The following table indicates the estimated severance payments that Mr. Kramer would have received assuming that the termination of his employment occurred as of June 30, 2008 under the circumstances described below.

Payments	Termination For Death or Disability or for Good Reason (No Change in Control)	Termination With Cause	Termination Without Cause (No Change in Control)	Termination Without Cause or for Good Reason (After Change in Control)
Cash Severance	$—	$—	$1,618,000	$2,400,000
Health Benefits	$—	$—	$13,000	$13,000
Life Insurance	$—	$—	$15,000	$15,000
Post-termination benefits	$—	$—	$15,000	$40,000

	$—	$—	$1,661,000	$2,468,000

Employment Agreements—Dr. Mattera, Mr. Creaturo and Mr. Martinelli

An amended and restated employment agreement was entered into with Dr. Mattera and employment agreements were entered into with Messrs. Creaturo and Martinelli, which provide for annual base salaries of $208,500, $205,000 and $188,000, respectively, and with the potential to earn cash bonuses and other bonuses in the discretion of the Compensation Committee. The agreements also provide each of these NEOs with the other benefits which are routinely provided to the employees of the Company including participation in the Omnibus Plan and bonus plans.

If employment of any of these NEOs is terminated by the Company except when such termination is coincident with or within an eighteen (18) month period following the occurrence of a Change in Control, and other than a termination for Cause, after such NEO’s execution of a release, the Company will pay to the NEO severance in an amount equal to nine (9) months of the monthly salary which the NEO is receiving at the time of separation. The severance will be paid no later than sixty (60) days after the date of termination. The Company also will pay the premiums for health insurance coverage for a period of up to nine (9) months.

If any of these NEOs employment is terminated by the Company without Cause or by him for Good Reason, and such termination is coincident with or within the eighteen (18) month period following the occurrence of a Change in Control, after execution of a release, the Company will pay to the NEO severance in an amount equal to 2.99 multiplied by his Average Annual Income. Average Annual Income for this calculation is the sum of his annual base pay and annual cash bonuses for the preceding five (5) fiscal years divided by five (5). The severance will be paid in a lump sum, no later than sixty (60) days after the date of termination. The Company will pay the premiums for health insurance coverage for a period of up to eighteen (18) months and shall also pay, no later than sixty (60) days after the date of termination, a lump sum cash payment of $20,000 in order to cover the cost of post-termination benefit coverage and expenses associated with seeking another employment position.

If the Company determines that part or any of the compensation to be paid to any of these NEOs would constitute “parachute payments” under Section 280G of the Code, with the aggregate present value of the parachute payments and any other compensatory amounts (collectively, the “parachute amounts”) exceeding 2.99 times their base amount (as determined under Section 280G), then such amounts will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount.

The following tables indicate the estimated severance payment for Dr. Mattera, Mr. Creaturo and Mr. Martinelli each would have received assuming that the termination of their employment occurred as of June 30, 2008 under the circumstances described below.

Vincent D. Mattera, Jr.

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$156,000	$1,302,000
Health Benefits	$—	$—	$6,000	$13,000
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$162,000	$1,335,000

Craig A. Creaturo

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$154,000	$1,133,000
Health Benefits	$—	$—	$7,000	$15,000
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$161,000	$1,168,000

James Martinelli

Payments	Termination For Death or Disability	Termination With Cause	Termination Without cause (No Change of Control)	Termination Without Cause or for Good Reason (After Change of Control)
Cash Severance	$—	$—	$141,000	$1,076,000
Health Benefits	$—	$—	$7,000	$15,000
Post-termination benefits	$—	$—	$—	$20,000

	$—	$—	$148,000	$1,111,000

Employment Agreement—Dr. Johnson

Dr. Johnson’s employment agreement provides for severance benefits in the event his employment is terminated under certain circumstances. The employment agreement does not contain change of control provisions. In the event the Company terminates the employment of Dr. Johnson for any reason other than for fraud, theft, embezzlement or some other act of dishonesty connected to employment, the Company will pay an aggregate severance amount equal to nine months of his base salary, plus out-placement services as follows:

Named Executive Officer	Severance Payment	Out-Placement Services	Health Benefits	Total
CARL J. JOHNSON	$176,000	$18,000	$—	$194,000

DIRECTOR COMPENSATION

The Company uses a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Company’s Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties as well as the skill-level required for members of the Company’s Board of Directors. Directors are subject to the Company’s minimum share ownership requirement of 200 shares of Common Stock. A director who does not comply with this program would not be permitted to stand for re-election. All directors and executive officers currently meet or exceed this program.

The compensation program for the directors who are not also our employees, to whom we refer to as non-employee directors, is reviewed annually by our Compensation Committee to ensure the program remains competitive. As part of the Compensation Committee’s review, the types and levels of compensation offered to our non-employee directors are compared to those provided by a select group of comparable companies. The companies comprising this group are the same Comparator Group utilized for the Company’s NEOs and are listed in “Compensation Discussion and Analysis.”

The Compensation Committee strives to set compensation targets that are competitive with our Comparator Group. It relies on proxy statements, compensation surveys and its compensation consultants, Towers Perrin and Pearl Meyer, for data on current market pay practices and trends. Our compensation consultants are primarily engaged to provide the Compensation Committee with publicly available compensation data and current compensation trends.

Cash Compensation Paid to Board Members

Annual Retainers

For the fiscal year ended June 30, 2008, members of the Board of Directors who are not Company employees were entitled to receive an annual cash retainer of $15,000 at the first board meeting of the calendar year. A fee of $1,500 per day for attending meetings of the Board of Directors, plus reimbursement of expenses, was paid to the non-employee Board of Directors.

Additional Retainers for Committee Chairs

In addition to the annual retainer for each non-employee director, each non-employee director who chairs a Board standing committee is entitled to an additional cash retainer, which is payable at the same time as the regular annual retainer. In addition, attendance fees are paid for Board committee meetings if such meetings are in person and held on a day other than a day on which a Board meeting is held, plus reimbursement of expenses. For fiscal year 2008, the additional retainer for service as a committee chair and attendance fees were as follows:

Committee	Chair Retainer Amount	Attendance Fee
Audit	$5,000	$1,000
Compensation	$2,000	$1,000
Corporate Governance	$1,500	$1,000

The Lead Independent Director receives an additional retainer of $2,000 for services in this role.

Stock Option Program

Annually, each eligible non-employee director receives a grant of stock options to purchase shares of Common Stock with an exercise price equal to the fair market value of such stock on the grant date. In February 2008, each non-employee director received a grant of options to purchase 10,000 shares of Common Stock at an exercise price of $30.83 per share with a total fair value of $125,925 using a Black-Scholes valuation. Options received by non-employee directors have the same terms as grants to our employees.

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended June 30, 2008. Dr. Carl J. Johnson is Chairman of our Board of Directors and Mr. Francis J. Kramer, our President and Chief Executive Officer, is a member of the Board of Directors. Their compensation is reported in the Summary Compensation Table and the other tables set forth herein. They do not receive any additional compensation in connection with their service on our Board of Directors.

Director Compensation Table

Fiscal Year Ended June 30, 2008

Non-employee Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
JOSEPH J. CORASANTI	$27,500	$97,150	$—		$124,650
WENDY F. DICICCO	27,500	36,190	—		63,690
THOMAS E. MISTLER	31,000	101,339	—		132,339
DUNCAN A.J. MORRISON	32,500	101,339	—		133,839
MARC Y.E. PELAEZ	26,500	97,150	19,500	(2)	143,150
PETER W. SOGNEFEST	28,500	101,339	13,500	(3)	143,339

(1)	Amounts reflect compensation expense recognized for financial statement purposes for the fiscal year ended June 30, 2008 in accordance with SFAS 123(R) related to option awards granted in and prior to the fiscal year ended June 30, 2008. Refer to Note A to the Company’s Consolidated Financial Statements on Form 10-K for the fiscal year ended June 30, 2008 for relevant assumptions used to determine the valuation of option awards, except that any estimate of forfeitures for service-based conditions have been disregarded. The grant date fair value of the stock options granted to each non-employee director in fiscal 2008 was $125,925 using a Black-Scholes valuation.

(2)	Reflects fees earned from serving on certain of our subsidiaries advisory boards which are not part of service on our Board of Directors.

(3)	Reflects consulting fees earned by Seamoc for which Mr. Sognefest is President, Chief Executive Officer and Chairman.

As of June 30, 2008, Mr. Corasanti, Ms. DiCicco, Mr. Mistler, Mr. Morrison, Mr. Pelaez, and Mr. Sognefest had outstanding stock option awards of 59,900 shares, 16,700 shares, 58,300 shares, 58,300 shares, 59,900 shares and 48,300 shares, respectively.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2008, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Membership and Role of Audit Committee

Each of the members of the Audit Committee is independent as defined under Nasdaq’s listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

Review with Management

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit reports prepared by the independent registered public accounting firm about the Company’s annual report, as well as related matters such as the quality of the Company’s accounting principles, alternative methods of accounting under Generally Accepted Accounting Principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

The Audit Committee reviewed management’s report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management’s conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout the fiscal year ended June 30, 2008, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standards No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

Audit Committee

Duncan A.J. Morrison, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Thomas E. Mistler

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information available to the Company as of August 31, 2008, regarding the ownership of the Company’s Common Stock by (i) each of the Company’s directors and nominees; (ii) each of the Company’s executive officers including each of the Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person or group known by the Company to beneficially own more than five percent (5%) of the Common Stock.

	Beneficial Ownership of Common Stock (1)
	Shares	Percent
CARL J. JOHNSON (2)	3,489,832	11.6%
c/o II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
JOSEPH J. CORASANTI (3)	23,180	*
WENDY F. DICICCO (3)	1,540	*
FRANCIS J. KRAMER (3) (4)	391,486	1.3%
THOMAS E. MISTLER (3) (5)	912,814	2.0%
DUNCAN A.J. MORRISON (3) (6)	36,020	*
MARC Y.E. PELAEZ (3)	32,980	*
PETER W. SOGNEFEST (7)	7,296	*
HERMAN E. REEDY (8)	39,648	*
JAMES MARTINELLI (8) (9)	84,908	*
CRAIG A. CREATURO (8) (10)	34,157	*
VINCENT D. MATTERA, Jr. (8)	33,783	*
THE BANK OF NEW YORK MELLON CORPORATION (12)	3,129,158	10.4%
ONE WALL STREET, 31ST FLOOR
NEW YORK, NY 10286
COLUMBIA WANGER ASSET MANAGEMENT, L.P. (13)	3,025,000	10.1%
227 WEST MONROE STREET, SUITE 3000
CHICAGO, IL 60606
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (TWELVE PERSONS) (2)-(11)	5,087,644	16.8%

*	Less than 1%

(1)	Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2)	Includes 2,669,048 shares of Common Stock over which Dr. Johnson has sole voting and investment power, 66,520 shares subject to stock options held by Dr. Johnson and exercisable within 60 days of August 31, 2008. Also includes 754,264 shares held by Dr. Johnson’s wife, as to which he disclaims beneficial ownership.

(3)	Includes 22,780 shares, 1,340 shares, 120,675 shares, 31,180 shares, 12,780 shares and 32,780 shares subject to stock options held by Mr. Corasanti, Ms. DiCicco, Mr. Kramer, Mr. Mistler, Mr. Morrison and Rear Admiral Pelaez, respectively, and exercisable within 60 days of August 31, 2008.

(4)	Includes 80,000 shares held by Mr. Kramer’s wife, as to which he disclaims beneficial ownership.

(5)	Includes 181,748 shares held in trust and 699,886 shares held in limited partnerships in which Mr. Mistler is a general partner.

(6)	Includes 2,000 shares held by Mr. Morrison’s wife, as to which shares he disclaims beneficial ownership.

(7)	Includes 1,160 shares held by Mr. Sognefest’s son, as to which shares he disclaims beneficial ownership.

(8)	Includes 11,960 shares, 34,700 shares 23,723 shares and 19,740 shares subject to stock options held by Mr. Reedy, Mr. Martinelli, Dr. Mattera, and Mr. Creaturo, respectively, and exercisable within 60 days of August 31, 2008.

(9)	Includes 5,600 shares over which Mr. Martinelli has shared voting and investment power.

(10)	Includes 7,429 shares over which Mr. Creaturo has shared voting and investment power.

(11)	Includes 378,178 shares subject to stock options held by executive officers and directors as a group and exercisable within 60 days of August 31, 2008.

(12)	Based on its Schedule 13G filed with the Securities and Exchange Commission on November 30, 2007, The Bank of New York Mellon Corporation, a registered investment advisor, reports sole voting and dispositive power over 3,115,718 shares of Common Stock and 13,440 shares of Common Stock of shared voting power. Such shares are owned by various investment companies, trusts and accounts to which The Bank of New York Mellon Corporation provides investment advice.

(13)	Based on its Schedule 13G filed with the Securities and Exchange Commission on December 31, 2007, Columbia Wanger Asset Management, L.P., a registered investment advisor, reports sole voting and dispositive power over 3,025,000 shares of Common Stock. Such shares are owned by various investment companies, trusts and accounts to which Columbia Wanger Asset Management, L.P. provides investment advice.

EQUITY PLAN COMPENSATION PLAN INFORMATION

The following table provides certain information as of June 30, 2008 with respect to our equity compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, performance shares, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,876,185	$19.03	1,044,316
Equity compensation plans not approved by security holders	—	—	—

Total	1,876,185	$19.03	1,044,316

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the Audit Committee’s selection of Ernst & Young LLP (E&Y) as the Company’s independent registered public accountants for the fiscal year ending June 30, 2009. The affirmative vote of the holders of at least a majority of the votes which all shareholders present at the Annual Meeting are entitled to cast is required to ratify such selection. A representative of E&Y is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

The Company incurred the following fees and expenses for services performed by its Independent Registered Public Accounting Firms during the fiscal years ended June 30, 2008 and 2007. On January 3, 2008, the Company engaged E&Y as its independent registered public accounting firm to perform the Company’s annual audit for fiscal year ended June 30, 2008. Prior to the engagement of E&Y, the Company used the services of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”). The audit fees and expenses for the fiscal year ended June 30, 2008 were for services performed by E&Y and Deloitte, while the audit fees and expenses for the fiscal year ended June 30, 2007 were for services provided by Deloitte.

	2008 E&Y (3)	2007 Deloitte
Audit Fees:
Audit of Annual Financial Statements and Interim Reviews (1)	$678,000	$834,000
Audit-Related Fees (2)	—	4,500

Total Fees	$678,000	$838,500

(1)	Includes fees and expenses for the audit of the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Fees for services relating to a review of the Company’s Nuclear Regulatory Commission filing in fiscal years 2008 and 2007.

(3)	Excludes approximately $139,000 of fees billed for services rendered by Deloitte in the fiscal year 2008.

The Audit Committee pre-approves the retention of the independent registered public accounting firm and the independent registered public accounting firm fees for all audit and non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.

Deloitte was dismissed as the independent registered public accounting firm of the Company, effective January 3, 2008. The decision to dismiss Deloitte was made by the Audit Committee following a process it undertook to consider the selection of II-VI’s independent registered public accounting firm for II-VI’s fiscal year ending June 30, 2008.

Deloitte’s reports on the Company’s consolidated financial statements as of and for the years ended June 30, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: Deloitte’s report on the consolidated financial statements of II-VI for the fiscal year ended June 30, 2006 contained a separate paragraph stating that “As discussed in Note A to the Consolidated Financial Statements, effective July 1, 2005, the Company changed its method of accounting for share-based compensation.”

During the fiscal years ended June 30, 2007 and 2006, and through the date of resignation, there were no: disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter thereof in connection with its reports on the consolidated financial statements of II-VI for such years; or reportable events.

As previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, the Company concluded that, as of June 30, 2006, a material weakness existed relating to the Company’s lack of internal expertise and resulting failure to properly execute control procedures designed to evaluate the annual testing for impairment of goodwill for the Company’s Military Infrared Optics business unit as required by Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets” and that, as a result of such material weakness, the Company did not maintain effective internal control over financial reporting. Because of the material weakness at June 30, 2006, Deloitte expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, but an adverse opinion on the effectiveness of the Company’s internal control over financial reporting in its report for the year ended June 30, 2006. However, as previously reported in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007, the Company concluded that, as of June 30, 2007, it had effectively remediated the material weakness related to controls over the annual testing for impairment of goodwill due to certain personnel completing additional training related to evaluating impairment of goodwill, the Company’s enhanced review procedures for the annual testing for impairment of goodwill and the successful testing results of operating effectiveness of these remediation steps. Deloitte expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting in its report for the year ended June 30, 2007.

The Audit Committee pre-approves the retention of the auditors and the auditor’s fees for all audit and non-audit services provided by the auditor, and determine whether the provision of non-audit services is compatible with maintaining the independence of the auditor.

OTHER INFORMATION

The Company will pay the expense of the printing, assembling and mailing to the holders of Common Stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or employees of the Company personally, via the internet or by telephone. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of a class of the Company’s registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company’s directors, executive officers and more than ten percent shareholders timely filed all reports due under Section 16(a) for the period from July 1, 2007 through June 30, 2008 with the exception of the filing a delinquent report of one sale transaction (at multiple prices) by Carl J. Johnson and one cashless exercise of a stock option by James Martinelli.

Shareholder Proposals

Proposals by shareholders intended for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting of the Company expected to be held in November 2009 must be delivered to Robert D. German, Secretary of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, by May 29, 2009. Rules under the Securities Exchange Act of 1934, as amended, describe the standards as to the submission of shareholder proposals. Additionally, the Board-appointed proxies will have discretionary authority to vote on any proposals by shareholders that are not intended to be included in the Company’s proxy materials for the 2009 Annual Meeting, but are intended to be presented by the shareholder from the floor, unless notice of the intent to make such proposal is received by Mr. German at the address above on or before August 12, 2009.

FORM 10-K ANNUAL REPORT TO THE SECURITIES

AND EXCHANGE COMMISSION

A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2008, as filed with the Securities and Exchange Commission, is included in the Annual Report to Shareholders and is being furnished with this proxy statement. A shareholder may obtain additional copies of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company’s costs of providing such exhibits by writing to Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or by calling (724) 352-4455. As noted previously, this Proxy Statement and the Annual Report to Shareholders has been posted on the Internet at www.proxyvote.com.

II-VI INCORPORATED 375 SAXONBURG BOULEVARD SAXONBURG, PA 16056-9499

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by II-VI Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to II-VI Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	IIVIN1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

II-VI INCORPORATED	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NUMBERED 1 AND 2.	☐	☐	☐

Vote on Directors

1. Election of Class Three Directors for a term to expire in 2011. Nominees:
01) Carl J. Johnson 02) Thomas E. Mistler 03) Joseph J. Corasanti

Vote on Proposal					For	Against	Abstain

2. Ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009.					☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

Important: Shareholders sign here exactly as name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on November 7, 2008: The Notice and Proxy Statement and the Company’s 2008 Annual Report to Shareholders are available at www.proxyvote.com.

Please date, sign and mail your

Proxy card back as soon as possible!

P

R

O

X

Y

II-VI INCORPORATED

Annual Meeting of Shareholders

November 7, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Francis J. Kramer and Peter W. Sognefest or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 5, 2008 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, 16056, on November 7, 2008, and at any adjournment thereof.

(PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)